Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Plans Administration Committee of
Citigroup Inc.:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No333-148844) of Citigroup Inc. of our report dated June 30, 2008 with respect to the financial statements of the Citigroup 401(k) Plan (the Plan) as of and for the years ended December 31, 2007 and 2006, and the related supplemental schedules, which appear in the December 31, 2007 annual report on Form 11-K of the Plan.

/s/ KPMG LLP

New York, New York
June 30, 2008

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